Exhibit 3.4
CERTIFICATE OF FORMATION
OF
RSC HOLDINGS III, LLC
          This Certificate of Formation of RSC Holdings III, LLC (the “Company”), dated October 31, 2006, is being duly executed and filed by Mariana Franca Pereira, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).
          FIRST. The name of the limited liability company formed hereby is RSC Holdings III, LLC.
          SECOND. The address of the registered office of the Company in the State of Delaware is c/o 32 Loockerman Square, Suite 109, Dover, Kent County, Delaware 19904.
          THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are Registered Agent Solutions, Inc., 32 Loockerman Square, Suite 109, Dover, Kent County, Delaware 19904.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mariana Franca Pereira
Mariana Franca Pereira
Authorized Person